Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Pharsight Corporation and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

Dated: September 16, 2008	VECTOR CAPITAL III, L.P.

	By:	Vector Capital Partners III, L.L.C., is General Partner
	By:	/s/ Alexander R. Slusky
Name: Alexander R. Slusky
Title: Managing Member

VECTOR CAPITAL PARTNERS III, L.L.C.

	By:	/s/ Alexander R. Slusky
Name: Alexander R. Slusky
Title: Managing Member

ALEXANDER R. SLUSKY

/s/ Alexander R. Slusky
Alexander R. Slusky

TRIPOS (DE), INC.

	By:	/s/ Dewey Chambers
Name: Dewey Chambers
Title: Treasurer

TRIPOS INTERNATIONAL COOPERATIVE UA

	By:	/s/ Dewey Chambers
Name: Dewey Chambers
Title: Director

TRIPOS (CAYMAN) LP

	By:	Tripos (Cayman) Ltd, is General Partner

	By:	/s/ Dewey Chambers
Name: Dewey Chambers
Title: Chief Financial Officer

TRIPOS (CAYMAN) LTD

	By:	/s/ Dewey Chambers
Name: Dewey Chambers
Title: Chief Financial Officer